August 14, 2013

State Street Bank and Trust Company
John Hancock Tower
200 Clarendon Street
Boston, Massachusetts 02116
Attention:  Carol Agranat, Vice President – JHT/17

Re:  Mercer Funds (formerly known as MGI Funds) (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established a new series of shares to be known as Mercer opportunistic fixed income Fund (the “Portfolio”).

In accordance with the Custodian Agreement dated as of July 7, 2005 by and between the Fund and State Street Bank and Trust Company (“State Street”) (as successor by merger to Investors Bank & Trust Company) (as amended, restated, supplemented or otherwise modified from time to time, the “Custodian Agreement”), the undersigned Fund hereby requests that State Street act as Custodian for the Portfolio under the terms of the Custodian Agreement.

An updated Appendix A to the Custodian Agreement is attached hereto.

Kindly indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,

MERCER FUNDS
on behalf of:
Mercer opportunistic
fixed income Fund

By:      /s/ Stan Mavromates
Name:  Stan Mavromates
Title:   Vice President and Chief Investment Officer
                                                                                            Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:         /s/ Michael F. Rogers
Name:       Michael F. Rogers
Title:         Executive Vice President, Duly Authorized

Effective Date:  August 14, 2013

Appendix A
to
Custodian Agreement
by and between
Mercer Funds
and
State Street Bank and Trust Company
(as successor by merger to Investors Bank & Trust Company)
Dated as of July 7, 2005
Updated as of August 14, 2013

Mercer Funds

Mercer US Large Cap Growth Equity Fund
Mercer US Large Cap Value Equity Fund
Mercer US Small/Mid Cap Growth Equity Fund
Mercer US Small/Mid Cap Value Equity Fund
Mercer Non-US Core Equity Fund
Mercer Core Fixed Income Fund
Mercer Opportunistic Fixed Income Fund
Mercer US Short Maturity Fixed Income Fund
Mercer Emerging Markets Equity Fund
Mercer Global Low Volatility Equity Fund